Exhibit 15.1

Consent of Independent Registered Public Accounting Firms

The Board of Directors

BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-183951) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496, 333-141531 and 333-160636) on Form S-8 of BHP Billiton Limited of our reports dated 25 September 2013, with respect to the consolidated balance sheet of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of 30 June 2013 and 2012, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for each of the years in the three-year period ended 30 June 2013, and the effectiveness of internal control over financial reporting as of 30 June 2013, which reports appear in the 30 June 2013 Annual Report on Form 20-F of the BHP Billiton Group.

/s/ KPMG Audit Plc	/s/ KPMG
KPMG Audit Plc London, United Kingdom 25 September 2013	KPMG Melbourne, Australia 25 September 2013